UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WashingtonD.C.20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 27, 2011

INDEPENDENT FILM DEVELOPMENT CORPORATION
(Name of small business issuer specified in its charter)

Nevada	000-53103	56-2676759
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

6399 Wilshire Blvd. suite 507

Los Angeles, California 90048
(Address of principal executive offices)

(310) 295-1711
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 27, 2011, the Registrant engaged M&K CPAS, PLLC, 13831 Northwest Freeway, suite 575, Houston, TX 77040 as its new independent accountant, and the Registrant’s former independent accountant informed the Registrant that it would not stand for re-election.   The Registrant did not consult the new accountant on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements.  No  written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue or any matter which was the subject of a disagreement with its former accountant or any reportable event.

Besides a standard going concern qualification, the former independent accountant’s report on the financial statements for the both of the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by the registrant’s board of directors.  During the two most recent fiscal years and the subsequent interim period through June 30, 2011, when our former accountant declined to stand for re-election, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in its report.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 16.1 Letter dated August 17, 2011 from Gruber & Co. to United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011	INDEPENDENT FILM DEVELOPMENT CORP.
/s/ Jeff Ritchie Jeff Ritchie, Chief Executive Officer